Exhibit 99.3

ABBOTT LABORATORIES

ACTIONS OF THE AUTHORIZED OFFICERS

Pursuant to the authority granted by the Board of Directors of Abbott Laboratories      (the “Corporation”) in its December 12, 2008 resolutions, the undersigned agree as follows:

1.             The Corporation shall issue $2,000,000,000 aggregate principal amount of 5.125% Notes due 2019  (the “2019 Notes”) and $1,000,000,000 aggregate principal amount of 6.000% Notes due 2039 (the “2039 Notes” and, together with the 2019 Notes, the “Notes”).

2.             The Corporation shall issue and sell the Notes to Banc of America Securities LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Greenwich Capital Markets, Inc., and the additional underwriters as set forth in Schedule I to the Pricing Agreement (as defined below) (collectively, the “Underwriters”) pursuant to an Underwriting Agreement, dated February 26, 2009, and a Pricing Agreement, dated February 26, 2009 (the “Pricing Agreement”), between the Corporation and the Underwriters, upon the terms and conditions set forth therein, to be issued under and in accordance with an Indenture, dated as of February 9, 2001, as supplemented by the Supplemental Indenture, dated as of February 27, 2006, between the Corporation and The Bank of New York Mellon Trust Company, N.A., successor in interest to J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”), relating to the Notes and other obligations (the “Indenture”).

3.             In addition to the other terms provided in the Indenture with respect to securities issued thereunder, all as more particularly described in the Pricing Agreement, the Prospectus and the Prospectus Supplement relating to the Notes and the forms of Notes referred to below, the Notes shall contain the following terms:

(a)           The 2019 Notes shall be entitled “5.125% Notes due 2019” and the 2039 Notes shall be entitled “6.000% Notes due 2039”;

(b)           The 2019 Notes shall initially be limited in aggregate principal amount to $2,000,000,000 and the 2039 Notes shall initially be limited in aggregate principal amount to $1,000,000,000.  The Company may from time to time, without notice to or the consent of the holders of the Notes, issue additional series of securities under the Indenture or additional Notes of a series of Notes.

(c)           Interest shall be payable to the persons in whose names the 2019 Notes and the 2039 Notes are registered at the close of business on the applicable Regular Record Date (as defined below);

(d)           The principal of the 2019 Notes is payable on April 1, 2019 and the principal of the 2039 Notes is payable on April 1, 2039;

(e)           The 2019 Notes shall bear interest at the rate of 5.125% per annum beginning March 3, 2009.  The 2039 Notes shall bear interest at the rate of 6.000% per annum beginning March 3, 2009.  Interest on the 2019 Notes and the 2039 Notes will be payable semiannually on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing on October 1, 2009.  Interest shall be paid to persons in whose names the 2019 Notes and the 2039 Notes are registered on the March 15 or September 15 preceding the Interest Payment Date (each a “Regular Record Date”);

(f)            Payment of the principal of, and any premium and interest on, the 2019 Notes and the 2039 Notes will be made at the office or agency of the Corporation maintained for that purpose in Chicago, Illinois;

(g)           The 2019 Notes and the 2039 Notes may be redeemed at any time at Abbott’s option, in whole or from time to time in part, at a redemption price equal to the sum of (1) the greater of (y) 100% of the principal amount of the Notes being redeemed or (z) the sum of the present values of the remaining scheduled payments of principal and interests on the Notes being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Yield (as such term is defined in the Prospectus Supplement) plus 35 basis points, and (2) in either case, accrued and unpaid interest, if any, to the redemption date on the principal amount of the Notes being redeemed;

(h)           The 2019 Notes and the 2039 Notes shall not provide for any sinking fund;

(i)            The 2019 Notes and the 2039 Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(j)            The payment of the principal of, and any premium and interest on, the 2019 Notes and the 2039 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts;

(k)           The payment of principal of, and any premium and interest on, the 2019 Notes and the 2039 Notes shall not be determined with reference to an index or formula;

(l)            There shall be no optional currency or currency unit in which the payment of principal of, and any premium and interest on, the 2019 Notes and the 2039 Notes shall be payable;

(m)          Both Section 13.2 and 13.3 of the Indenture shall apply to the 2019 Notes and the 2039 Notes;

(n)           The 2019 Notes and the 2039 Notes shall be in the form of Book-Entry Securities as set forth in the Indenture;

(o)           The principal amount of the 2019 Notes and the 2039 Notes shall be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture; and

(p)           The other terms and conditions of the 2019 Notes and the 2039 Notes shall be substantially as set forth in the Indenture and in the Prospectus and the Prospectus Supplement relating to the 2019 Notes and the 2039 Notes.

4.             The forms of the 2019 Notes and the 2039 Notes shall be substantially as attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

5.             The price at which the 2019 Notes shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement shall be 99.117% of the principal amount thereof, plus accrued interest, if any, from March 3, 2009 to the time of delivery of the 2019 Notes.

6.             The price at which the 2039 Notes shall be sold by the Corporation to the Underwriters pursuant to the Pricing Agreement shall be 98.896% of the principal amount thereof, plus accrued interest, if any, from March 3, 2009 to the time of delivery of the 2039 Notes.

7.             The 2019 Notes initially will be offered to the public by the Underwriters at 99.567% of the principal amount thereof, plus accrued interest, if any, from March 3, 2009 to the time of delivery of the 2019 Notes.

8.             The 2039 Notes initially will be offered to the public by the Underwriters at 99.771% of the principal amount thereof, plus accrued interest, if any, from March 3, 2009 to the time of delivery of the 2039 Notes.

9.             The execution and delivery of the Pricing Agreement, dated February 26, 2009, and substantially in the form attached hereto as Exhibit B, is hereby approved.

12.           Subject to the provisions of the Indenture, any officer of the Corporation is hereby authorized and empowered to execute the 2019 Notes and the 2039 Notes of the Corporation in the forms he or she deems appropriate, and to deliver such Notes to the Trustee with a written order directing the Trustee to have the Notes authenticated and delivered to such persons as such officer designates.

13.           The Bank of New York Mellon Trust Company, N.A., successor in interest to J.P. Morgan Trust Company, National Association, is hereby designated and appointed as Paying Agent and Securities Registrar with respect to the 2019 Notes and the 2039 Notes.

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Dated:  February 26, 2009

Authorized Officers of
Abbott Laboratories

By:	/s/ William J. Chase
Name: William J. Chase
Title: Vice President and Treasurer

By:	/s/ Greg W. Lindner
Name: Greg W. Linder
Title: Vice President and Controller